UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2024

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fitzwilliam Court 1st Floor Leeson Close
Dublin 2, Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2024, Iterum Therapeutics plc (the "Company") held its 2024 annual general meeting (the “AGM”), at which the Company’s shareholders voted on the following proposals, each of which is described in the Company’s definitive proxy statement (the "Proxy Statement"), filed with the Securities and Exchange Commission on April 26, 2024.

Proposal No. 1: Election of Directors. The shareholders elected, by separate resolutions, Corey Fishman and Ronald Hunt to the Company’s board of directors as Class III directors, each to serve for a three-year term expiring at the Company's 2027 annual general meeting of shareholders. The results of the shareholders’ vote for the election of such Class III directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Corey Fishman	1,807,302	751,976	44,598	4,069,360
Ronald Hunt	1,450,446	1,108,449	44,981	4,069,360

Proposal No. 2: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for 2024 and Authorization of the Board of Directors to Approve the Remuneration of the Independent Registered Public Accounting Firm. The shareholders ratified, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2024 and authorized the Company’s board of directors, acting through its audit committee, to set the independent registered public accounting firm’s remuneration. The results of the shareholders’ vote were as follows:

For	Against	Abstain
5,481,253	1,126,772	65,211

Proposal No. 3: Advisory vote on the compensation of the Company’s Named Executive Officers. The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The results of the shareholders’ vote were as follows:

For	Against	Abstain	Broker Non-Votes
1,693,628	856,073	54,175	4,069,360

Proposal No. 4: Advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers. A majority of the shareholders that voted on the matter indicated, on a non-binding, advisory basis, a preference for holding future advisory votes to approve the compensation of the Company's named executive officers every year. The results of the shareholders’ vote were as follows:

1 Year	2 Years	3 Years	Abstain
2,343,747	13,408	147,733	98,988

In light of the voting results with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers set forth above and the Company’s board of directors’ recommendation that shareholders vote to hold future advisory votes on executive compensation every year, the Company will hold advisory votes on executive compensation every year until the next required advisory vote on the frequency of such votes.

Item 8.01 Other Events.

On June 20, 2024, Iterum Therapeutics plc issued a press release announcing that the U.S. Food and Drug Administration (FDA) has determined that the New Drug Application (NDA) for sulopenem etzadroxil/probenecid (oral sulopenem) for the treatment of uncomplicated urinary tract infections (uUTIs) in adult women will be taken to Advisory Committee, with September 9, 2024 being the proposed date for the Advisory Committee meeting. In its communication, the FDA highlighted that the purpose of the Advisory Committee was to discuss a) antimicrobial stewardship issues raised by potential approval and subsequent use of what would be the first oral penem in the U.S.; and b) the most appropriate target patient population(s) for treatment of uUTI with oral sulopenem.

The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Iterum Therapeutics plc dated June 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	June 21, 2024	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer